As filed with the Securities and Exchange Commission on July 22, 2009
Registration No. 333-

 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
__________________________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_________________________________________

PACIFIC ASIA PETROLEUM, INC.
(Exact name of registrant as specified in its charter)
_________________________________________

Delaware	30-0349798
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

250 East Hartsdale Ave., Suite 47
Hartsdale, New York 10530
 (Address of Principal Executive Offices, including zip code)
_________________________________________

Pacific Asia Petroleum, Inc. 2009 Equity Incentive Plan (Full title of the plan)
Copies of Correspondence to:

Frank C. Ingriselli
President and Chief Executive Officer
250 East Hartsdale Ave., Suite 47
Hartsdale, New York 10530
(914) 472-6070
(Name, address, and telephone number, including area code, of agent for service)
Scott C. Kline, Esq. Pillsbury Winthrop Shaw Pittman LLP 50 Fremont Street San Francisco, CA 94105-2228 (415) 983-1523
_________________________________________

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer  ☐                                           Accelerated filer  ☒
Non-accelerated filer  ☐ (Do not check if a smaller reporting company)          Smaller reporting company  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, $0.001 par value per share (Common Stock”)	6,000,000	$1.91(2)	$11,460,000.00	$639.47

(1) Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional securities that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2) Pursuant to Rule 457(h) under the Securities Act, the registration fee for the 6,000,000 shares available to be offered or sold under the Pacific Asia Petroleum, Inc. 2009 Equity Incentive Plan is based upon a price of $1.91 per share, the average of the high and low sale prices of the Common Stock as reported on the Over-The-Counter Bulletin Board as of July 21, 2009.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

All Information required by Part I of Form S-8 to be contained in the prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents, which have been filed by the Company with the Securities and Exchange Commission (the “Commission”), are incorporated in this Registration Statement by reference:

(a) The Company’s Annual Report on Form 10-K for the year ended December 31, 2008 filed with the Commission on February 27, 2009 and amended on April 30, 2009;

(b) The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed with the Commission on May 11, 2009;

(c) The Company’s Current Reports on Form 8-K, filed with the Commission on February 3, 2009, March 3, 2009, March 4, 2009, April 28, 2009, May 13, 2009, May 15, 2009, and June 23, 2009; and

(d) The description of the Company’s Common Stock contained in the Registration Statement on Form 10-SB/A, File No. 000-52770, filed with the Commission on November 20, 2007, and any further amendment or report filed hereafter for the purpose of updating such description.

All documents that the Company files after the date of this prospectus pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the termination of this offering, shall be deemed to be incorporated by reference into this prospectus and will automatically update information in this prospectus; provided, however, that notwithstanding the forgoing, unless specifically stated to the contrary, none of the information that the Company discloses under Items 2.02 or 7.01 of any Current Report on Form 8-K that the Company may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.    DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145(a) of the Delaware General Corporation Law provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the Delaware General Corporation Law provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or other adjudicating court shall deem proper.

Section 145(g) of the Delaware General Corporation Law provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the Delaware General Corporation Law.

Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide for the indemnification to the fullest extent permitted by law any person made or threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such person is or was our director, officer, employee, or agent, or serves or served any other enterprise as a director, officer, employee, or agent at our request, except that we are only required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person if the commencement of such proceeding (or part thereof) was authorized by our Board of Directors.  This indemnification policy could result in substantial expenditure by us, which we may be unable to recoup.

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to provisions of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, or otherwise, we have been advised that in the opinion of the Commission, such indemnification is against public policy and is, therefore, unenforceable.  In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted.  We are not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.    EXHIBITS.

Exhibit	Description
4.1	Pacific Asia Petroleum, Inc. 2009 Equity Incentive Plan
4.2*	Specimen of Common Stock Certificate (previously filed by the Company on August 15, 2007 as an exhibit to its Form 10-SB and incorporated herein by reference).
5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP
23.1	Consent of RBSM, LLP
23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the Signature Page to this Registration Statement)
____________________________
*           Incorporated by reference.

ITEM 9.    UNDERTAKINGS.

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hartsdale, New York, on July 22, 2009.

PACIFIC ASIA PETROLEUM, INC.

By	/s/ Frank C. Ingriselli

Frank C. Ingriselli

Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature to this Registration Statement on Form S-8 appears below hereby constitutes and appoints Frank C. Ingriselli, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to sign any registration statement for the same offering covered by this Registration Statement on Form S-8 that is to be effective on filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 22, 2009.

SIGNATURE	TITLE
/s/ Frank C. Ingriselli Frank C. Ingriselli	President, Chief Executive Officer, Secretary and Director (Principal Executive Officer)
/s/ Stephen F. Groth Stephen F. Groth	Vice President and Chief Financial Officer (Principal Financial Officer and Accounting Officer)
/s/ William E. Dozier William E. Dozier	Director
/s/ James F. Link, Jr. James F. Link, Jr.	Director
/s/ Elizabeth P. Smith Elizabeth P. Smith	Director
/s/ Robert C. Stempel Robert C. Stempel	Director

INDEX TO EXHIBITS

Exhibit	Description
4.1	Pacific Asia Petroleum, Inc. 2009 Equity Incentive Plan
4.2*	Specimen of Common Stock Certificate (previously filed by the Company on August 15, 2007 as an exhibit to its Form 10-SB and incorporated herein by reference).
5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP
23.1	Consent of RBSM, LLP
23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the Signature Page to this Registration Statement)
____________________________
*           Incorporated by reference.